Exhibit 99.1

November 24, 2009

Dear Valued Stakeholders,

After completing my first two weeks with Charles & Colvard, I feel compelled to communicate my early observations on our great company. First, let me take this opportunity to thank each and every one of you for supporting us and providing the catalyst that will help take our company to the next level. I am grateful for the many letters and phone messages I have received welcoming me and pledging support. My focus from the outset has been to organize our people to begin the implementation of several key initiatives that are designed to position Charles & Colvard Created Moissanite®, our beautiful jewel, in key retail outlets around the globe. These efforts have prevented me from responding to you as quickly as I would have liked. Because your observations regarding Charles & Colvard have been generally consistent, I felt that sharing my observations in this letter would be the most efficient method to allow me to respond to all of you and continue pressing forward with these key initiatives.

Recent strides made by the company prior to my arrival, including the revenue improvement in the third quarter over the second quarter of 2009, execution of the Stuller agreement, curtailment of operating costs, and filling two key management positions with very competent individuals, Tim Krist as our Chief Financial Officer and Tom Pautz as our Vice President of Sales and Marketing, have made it possible for me to focus my attention on improving the top line sales while also keeping an eye on the bottom line. I would once again say a special ‘Thank You’ to George Cattermole, Chairman of the Board of Charles & Colvard, for overseeing these significant improvements and laying the groundwork for a smooth transition as we build on these accomplishments.

I spent my first week getting acclimated with the company's operations, attending a board meeting, holding a shareholders' conference call to report our third quarter earnings, and reaching out to several distributors who fit our strategy going forward of exploring the formation of exclusive distributorships with key partners having significant jewelry manufacturing capabilities that would be assigned to specific retailers. By controlling distribution overlap to specific retailers, we are targeting to be able to provide better management of inventory and turn.

I spent my second week in New York meeting not only with current distributors, but with new potential significant jewelry manufacturers to discuss the possibility of forming exclusive alliances with their large retail customers. While there are no assurances of future sales, I am quite optimistic about the possibilities presented by our exciting moissanite jewel. I am convinced that the affordable luxury experience derived from wearing Charles & Colvard Created Moissanite® is a compelling offer for women around the world and should motivate retailers to display and promote our product. To support this effort, we are working to provide virtual training via the Internet for sales associates at all moissanite retailers to address the difficult challenge of employee turnover and help accelerate their sales efforts. In addition, we are exploring several marketing initiatives to reposition our moissanite jewel in today’s ever changing marketplace.

As you can see, we have hit the ground running and this is only the beginning. Once our partners are in place servicing major retailers, I envision the possibility of Charles & Colvard developing its own designer line of branded jewelry to market to non-traditional sales channels. This will be a latter stage initiative that we believe will help prepare us for 2015 and beyond. We will be opportunistic in our approach so as not to overextend our resources.

In closing, I want to leave you with the assurance that our management team is very focused and motivated to get the job done as we begin our 2010 planning session over the next three weeks. I will do my very best to keep you in the loop as we move ahead on our many initiatives and look forward to sharing our successes.

Sincerely yours,

/s/ Randy N. McCullough
Randy N. McCullough
President & Chief Executive Officer

This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers, any continued trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on consumer acceptance of our products, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, risks of conducting operations in foreign countries, dependence on third parties for the sales and marketing of our products to end consumers, continued listing of our common stock on the NASDAQ Global Select Market, and the impact of significant changes in our management on our ability to execute our business strategy in the near-term, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.